EXHIBIT 4.2
                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of March 21 2005, is by and between MEDIABAY, INC., a Florida corporation (the "COMPANY"), and Goldman, Sachs & Co. (the "INVESTOR").

      A. The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of March 21, 2005 (the "SECURITIES PURCHASE AGREEMENT"), (i) to issue and sell to the Investor and other investors named therein (the "OTHER INVESTORS") shares of Series D Convertible Preferred Stock (the "PREFERRED STOCK"), an Investor Warrant and a Preferred Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

      B. The shares of Preferred Stock are convertible into shares (the "CONVERSION SHARES") of the Company's common stock, no par value (the "COMMON STOCK"). The Investor Warrant is exercisable to purchase shares of Common Stock (the "WARRANT SHARES"). The Preferred Warrant is exercisable into shares of Preferred Stock (the "ADDITIONAL PREFERRED STOCK") and an Investor Warrant (the "ADDITIONAL WARRANT").

      C. In order to induce the Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and under applicable state securities laws.

      D. The Company, the Investor and the Other Investors entered into a registration rights agreement, dated March 21, 2005 (the "FIRST REGISTRATION RIGHTS AGREEMENT"), which provides Investor with certain registration rights under the Securities Act and under applicable state securities laws in addition to the registration rights provided herein.

      In  consideration  of the Investor  entering into the Securities  Purchase
Agreement,   and  other  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings specified:

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Commission or commercial banks located in New York City are authorized or permitted by law to close.

            "COMMISSION" means the Securities and Exchange Commission.

            "EFFECTIVE DATE" means the date on which the Registration Statement is declared effective by the Commission.

            "FILING DEADLINE" means the date which is forty-five (45) days after
      (i) the date on which the Company meets the eligibility requirements for a primary offering on Form S-3 as provided in General Instruction I.B.1 of Form S-3 or (ii) the date the Investor delivers a Demand Notice pursuant to Section 2(b), as the case may be. Notwithstanding the foregoing, in the event the Registration Statement on Form S-3 filed pursuant to Section 2(a) of the First Registration Rights Agreement relating to Registrable Securities held by the Other Investors has not been declared effective by the Commission prior to the Filing Deadline set forth above, such Filing Deadline shall be extended to the date which is fifteen (15) days after such effective date.

            "HOLDER" means any person owning or having the right to acquire, through conversion of the Preferred Stock or exercise of the Investor Warrant or otherwise, Registrable Securities, including initially the Investor and thereafter any permitted assignee thereof.

            "PER SHARE DEFAULT PAYMENT AMOUNT" means $0.0055. The Per Share Default Payment Amount shall be proportionately adjusted in the event of a stock split, reverse stock split or similar event.

            "REGISTRABLE SECURITIES" means the Conversion Shares, the Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Preferred Stock, the Additional Preferred Stock, the Investor Warrant or the Additional Warrant, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for, as a distribution on, or otherwise in respect of such Conversion Shares or the Warrant Shares; provided, however, that any such shares shall cease to be Registrable Securities at such time as they may be sold by the Holder without registration under Rule 144(k) without limitation as to volume.

            "REGISTRATION DEADLINE" means (i) with respect to a Registration Statement on Form S-3 filed pursuant to Section 2(a), the forty-fifth
      (45th) calendar day following the Filing Deadline; provided, however, that if the staff of the Commission undertakes a full review (or a full accounting review) of the Registration Statement, then in such case the Registration Deadline shall be the ninetieth (90th) calendar day following the Filing Deadline and (ii) with respect to a Registration Statement on Form S-1 filed pursuant to Section 2(b), the ninetieth (90th) calendar day following the Filing Deadline; provided, however, that if the staff of the Commission undertakes a full review (or a full accounting review) of the Registration Statement, then in such case the Registration Deadline shall be the one hundred twentieth (120th) calendar day following the Filing Deadline.

            "REGISTRATION PERIOD" has the meaning set forth in paragraph 2(c) below.

            "REGISTRATION STATEMENT" means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("RULE 415") or any successor rule providing for the offering of securities on a continuous or delayed basis.

      2.    REGISTRATION.

      (a) Form S-3 Registration Statement. In the event the Company meets the eligibility requirements for a primary offering on Form S-3 as provided in General Instruction I.B.1 of Form S-3, the Company shall prepare and file with the Commission, on or before the Filing Deadline, a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act covering the resale of a number of shares of Registrable Securities equal to one hundred twenty-five percent (125%) of the aggregate number of shares of Common Stock issuable on the Closing Date pursuant to (i) the conversion of the Preferred Stock and the Additional Preferred Stock and (ii) the exercise of the Investor Warrant and the Additional Warrant (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect on such date and without regard to any restriction on the ability of the Holder to convert such Holder's Preferred Stock or Additional Preferred Stock or exercise such Holder's Investor Warrant or Additional Warrant as of such date). Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Preferred Stock or Additional Preferred Stock and exercise of the Investor Warrant or Additional Warrant in order to (x) satisfy the Company's obligation to pay dividends on the Preferred Stock, (y) prevent dilution resulting from stock splits, stock dividends or similar events and (z) effect required anti-dilution adjustments pursuant to the terms of the Articles of Amendment, Investor Warrant and Additional Warrant.

      (b) Demand Registration.

            (i) Commencing one hundred and eighty (180) days after the Closing Date, the Holder may, by written notice (a "DEMAND NOTICE"), require that the Company prepare and file with the Commission, on or before the Filing Deadline, a Registration Statement on Form S-1 to register under the Securities Act all or any portion of the Holder's Registrable Securities in the manner specified in the Demand Notice.

            (ii) The Company shall use its best efforts to register under the Securities Act, in accordance with the method of disposition specified in the Demand Notice, which shall not be an underwritten offering unless agreed to in writing by the Company upon receipt of such Demand Notice, the number of Registrable Securities specified in the Demand Notice. The Company shall be obligated to register Registrable Securities pursuant to Section 2(a)(i) on one occasion only; provided that such obligation shall be deemed satisfied only when a Registration Statement covering all Registrable Securities specified in the Demand Notice received as aforesaid, for sale in accordance with the method of disposition specified in the Demand Notice, shall have become effective and remained effective for the period provided in Section 2(c).

      (c) Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement (or, if the Company would be required to include financial statements more current than those included in its filing with the Commission, three (3) Business Days after the date on which the Company is required to file an annual report on Form 10-K (or Form 10-KSB) or quarterly report on form 10-Q (or Form 10-QSB), as the case may be, including such updated financial statements, after permitted extension if a Form 12b-25 is timely filed), as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144, (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) under the Securities Act or any successor provision ("RULE 144(K)") and (iii) in the case of a Registration Statement on Form S-1, the date which is ninety (90) days after the Effective Date (the period beginning on the Closing Date and ending on the earlier to occur of (i), (ii) or (iii) above being referred to herein as the "REGISTRATION PERIOD").

            (d) Registration Default. If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)); provided, that the failure of the Registration Statement on Form S-3 filed pursuant to Section 2(a) to remain effective after the two (2) year anniversary of its initial effective date thereof if at such time all of the Conversion Shares issued or issuable upon conversion of the Preferred Shares are freely saleable pursuant to Rule 144(k), shall not be a deemed to be a Registration Default hereunder, (iii) the Common Stock ceases to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, (iv) the Company fails to submit a request for acceleration within the time frames required hereby, or (v) an amendment or supplement to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of paragraph 3(k) below is not filed on or before the date required by such paragraph (each of the foregoing clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "REGISTRATION DEFAULT"), the Company shall make a cash payment to each Holder, for each thirty (30) day period or part thereof in which a Registration Default exists, equal to the product of (A) the Per Share Default Payment Amount times
(B) the sum of (I) the number of Conversion Shares into which the Preferred Shares then held by such Holder are convertible at the Conversion Price then in effect plus (II) the number of Warrant Shares for which the Investor Warrant then held by such Holder are exercisable at the Exercise Price then in effect, in each case without regard to any limitation on such conversion or exercise contained in the Articles of Amendment, the Investor Warrant or any other Transaction Documents. Each such payment shall be made within five (5) Business Days following the last day of each calendar month in which a Registration Default existed. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Securities Purchase Agreement, the Articles of Amendment, or otherwise. Notwithstanding the foregoing, a Registration Default under clauses
(ii), (iii) or (v) shall not be deemed to be a Fundamental Change (under and as defined in the Articles of Amendment) giving rise to a Mandatory Redemption right under the Articles of Amendment provided the Company has used its best efforts to prevent the occurrence of such Registration Default and continues after the occurrence thereof to use its best efforts to cure such Registration Default.

            (e) Allocation of Conversion Shares and Warrant Shares. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of a Holder to convert such Holder's Preferred Stock or exercise such Holder's Investor Warrant as of such date). In the event that a Holder sells or otherwise transfers any of such Holder's Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

            (f) Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall, except as described in Schedule 3.12 to the Securities Purchase Agreement, refrain from filing any registration statement (other than (i) a Registration Statement filed hereunder, (ii) a registration statement on Form S-8 with respect to stock option plans and agreements and stock plans currently in effect and disclosed in the Securities Purchase Agreement or the schedules thereto or (iii) a
Registration Statement filed pursuant to the First Registration Rights Agreement). Other than as specified on such Schedule 3.12, in no event shall the Company include any securities other than the Registrable Securities on any Registration Statement filed by the Company on behalf of the Holders pursuant to the terms of this Section 2.

      3.    OBLIGATIONS OF THE COMPANY.

      In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to the Registration Statement:

            (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

            (b) promptly following the Closing, secure the listing of all Registrable Securities on the Nasdaq National Market System or the Nasdaq SmallCap Market (if that is the Principal Market) and provide each Holder with reasonable evidence thereof;

            (c) furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

            (d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale and re-sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in any such jurisdiction;

            (e) in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

            (f) notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

            (h)  furnish  to each  Holder,  on the date  that  the  Registration
Statement, or any successor registration statement, becomes effective, a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

            (i) provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part, subject, however, to the execution and delivery to the Company by such Holder of a customary non-disclosure agreement and provided that the Company shall not disclose any material non-public information to such Holder absent such Holder's written request therefor;

            (j) permit counsel for each Holder, at such Holder's expense, to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

            (k) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred five percent (105%) of the Registrable Securities issuable under the Preferred Stock, Additional Preferred Stock, Investor Warrant and Additional Warrant (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of any Holder to convert such Holder's Preferred Stock or exercise such Holder's Investor Warrant) the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the twentieth (20th) day following notice from a Holder of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred twenty-five percent (125%) of the Registrable Securities issuable thereunder. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this paragraph 3(k) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and Additional Preferred Stock and exercise of the Investor Warrant and Additional Warrant in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in paragraph 2(d) above;

            (l) hold in confidence and not make any disclosure of information concerning an Investor provided to the Company if at the time such information is provided the Company is notified of the confidential nature of such information unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement that includes such Investor's Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company shall, upon learning that disclosure of any information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and cooperate with the Investor, at the Investor's expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

            (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement; and

            (n) comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the Commission).

      4.    OBLIGATIONS OF EACH HOLDER.

      In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

            (a) timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

            (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 3(f) or 3(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 3(f) or withdrawal of the stop order referred to in paragraph 3(g), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

            (c) in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and/or the managing underwriter for such offering may reasonably request;

            (d) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

            (e) in the event a Holder is deemed to be an underwriter in connection with the offering of Registrable Securities, such Holder consents to the inclusion of customary disclosure in the Registration Statement with respect thereto;

            (f) notify the Company when it has sold all of the Registrable Securities held by it; and

            (g) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

      5.    INDEMNIFICATION.

      In  the  event  that  any   Registrable   Securities  are  included  in  a
Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (collectively, the "Holder Indemnified Parties"), including in such Holder Indemnified Parties' capacity as a broker dealer, against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "LOSSES"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 5(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss (i) is based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement, (ii) is based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law, or (iii) relates to the sale of shares by such Holder after the Company has notified such Holder that an event described in Section 3(f) has occurred and has not yet provided the Holder with a supplemental or new prospectus for delivery. The Company shall not enter into any settlement of a Loss that does not provide for the unconditional release of such Holder from all liabilities and obligations relating to such Loss.

            (b) To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses (i) are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement, (ii) are based on a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law, or (iii) relate to the sale of shares by such Holder after the Company has notified such Holder that an event described in Section 3(f) has occurred and has not yet provided the Holder with a supplemental or new prospectus for delivery. Subject to the provisions of paragraph 5(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this paragraph 5(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) The  obligations  of the  Company  and each  Holder  under  this
Section 5 shall survive the conversion of the Preferred Stock and exercise of the Investor Warrant in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

      6.    REPORTS; LEGENDS.

            (a) With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees (until all of the Registrable Securities have been sold under a Registration Statement or pursuant to Rule
144) to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (ii) file with the Commission in a timely manner all reports and other documents required of the Company under Section 13 of the Exchange Act; and

                  (iii) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested by such Holder in connection with such Holder's compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

            (b) Each Holder  understands that the certificates  representing the
Registrable   Securities  shall  bear  at  issuance  a  restrictive   legend  in
substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. FURTHER, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY. NOTWITHSTANDING THE FOREGOING BUT SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES."

            Notwithstanding the foregoing, it is agreed that, at the time (A) the resale or transfer (including without limitation a pledge) of any of the Registrable Securities is registered pursuant to an effective Registration Statement, (B) such Registrable Securities have been sold pursuant to Rule 144, or (C) such Registrable Securities are eligible for resale under Rule 144(k) or any successor provision and the Holder represents in writing that it is not an affiliate of the Company and is eligible to use such rule for public resales of such Registrable Securities, the Company shall issue new certificates without such legend to the Holder upon request.

      7.    MISCELLANEOUS.

            (a) Expenses of  Registration.  Except as otherwise  provided in the
Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 3(h) hereof, shall be borne by the Company.

            (b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Preferred Stock, Additional Preferred Stock, Investor Warrant and Additional Warrant then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

            (c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

            If to the Company:

            MediaBay, Inc.
            2 Ridgedale Avenue
            Cedar Knolls, New Jersey 07927
            Attn:    Chief Executive Officer and
                     Chief Financial Officer
            Tel:     (973) 539-9528
            Fax:     (973) 539-1273

            with a copy to:

            Blank Rome LLP
            The Chrysler Building
            405 Lexington Ave.
            New York, NY 10174
            Attn:    Robert J. Mittman
            Tel:     (212) 885-5000
            Fax:     (212) 885-5001

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

            (d) Assignment. Upon the transfer of any Preferred Stock, Additional
Preferred Stock, Investor Warrant, Additional Warrant or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a "Holder" for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase
Agreement; provided, however, that the registration rights granted under this Agreement shall not be assigned to any person or entity that receives any Preferred Stock, Additional Preferred Stock, Investor Warrant, Additional Warrant or Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

            (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

            (g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

            (h) Entire Agreement. This Agreement, the First Registration Rights Agreement, the Securities Purchase Agreement, the Articles of Amendment, the Investor Warrant, the Preferred Warrant and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the First Registration Rights Agreement, the Securities Purchase Agreement, the Articles of Amendment, the Investor Warrant, the Preferred Warrant and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof, including, without limitation, any nondisclosure or similar agreement heretofore entered into between the Company and any Investor.

            (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (j) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

MEDIABAY, INC.

By:      /s/ Jeffrey A. Dittus
         ----------------------------------
         Name:  Jeffrey A. Dittus
         Title:   Chief Executive Officer

GOLDMAN, SACHS & CO.

By:      /s/ Scott Lange
         ----------------------------------
         Name:  Scott Lange
         Title:   Managing Director